EXHIBIT 10.2

Mei Mi Chau Lam Flat 3A, Blk E, Wylie Court, 21 Wylie Path, Ho Man Tin, Kowloon, Hong Kong

January 1, 2026

Dance Emotion Limited

Room 3030, 3F, Lai Cheong Industrial Building

479 Castle Peak Road, Lai Chi Kok

Kowloon, Hong Kong

Dear Sirs:

Re: Consulting Services

We are hereby submitting a proposal for providing consulting services to Dance Emotion Limited starting from April 1, 2026. The services provided include the following:

•	Overseeing the operations of the company;
•	Liaison with suppliers and customers; and
•	Business development and marketing.

The monthly fee for providing the above services is HK$5,000.00 or such other amount approved by the management of the company, payable upon receipt of invoice. This engagement can be terminated any time by either party with one month written notice.

Trust you are in agreement with the above proposal. Feel free to contact me if there’s any questions.

Regards,

/s/ Meimi Chau Lam

Meimi Chau Lam

Accepted by:

Dance Emotion Limited

Per: /s/ Meimi Chau Lam